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                                                                    EXHIBIT 25.1

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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM T-1

                       STATEMENT OF ELIGIBILITY UNDER THE
                           TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ____

                             ----------------------
                               JPMORGAN CHASE BANK
               (Exact name of trustee as specified in its charter)

                                   13-4994650
                     (I.R.S. Employer Identification Number)

     712 Main Street, Houston, Texas                     77002
  (Address of principal executive offices)             (Zip code)

                    Lee Boocker, 712 Main Street, 26th Floor
                       Houston, Texas 77002 (713) 216-2448
            (Name, address and telephone number of agent for service)

                       DEVON FINANCING CORPORATION, U.L.C.
               (Exact name of obligor as specified in its charter)

           Nova Scotia, Canada                              N/A
     (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                Identification Number)

      20 North Broadway, Suite 1500
         Oklahoma City, Oklahoma                         73102-8260
 (Address of principal executive offices)                (Zip code)

                              6.875% Notes due 2011
                           7.875% Debentures due 2031
                         (Title of indenture securities)
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Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                  New York State Banking Department, State House, Albany, NY 12110 Federal Deposit Insurance Corporation, Washington, DC 20429 Board of Governors of the Federal Reserve System, Washington, DC 20551 Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, NY

         (b)      Whether it is authorized to exercise corporate trust powers.

                  The trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliations with the obligor.

                  If the obligor is an affiliate of the trustee, describe each such affiliation.

                  The obligor is not an affiliate of the trustee. (See Note on Page 7.)

Item 3.  Voting Securities of the trustee.

                  Furnish the following information as to each class of voting securities of the trustee.

                    Col. A                    Col. B
                Title of class          Amount outstanding
                --------------          ------------------

         Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 4.  Trusteeships under other indentures.

                  If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

                  (a) Title of the securities outstanding under each such other indenture.

         Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

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Item 4.  (Continued)

                  (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of
                  Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

         Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 5. Interlocking directorates and similar relationships with obligor or underwriters.

                  If the trustee or any of the directors or executive officer of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

         Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 6.  Voting securities of the trustee owned by the obligor or its officials.

                  Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

    Col. A             Col. B               Col. C               Col. D

                                                               Percentage of
                                                             voting securities
                                                              represented by
                                         Amount owned         amount given in
 Name of owner     Title of class        beneficially             Col. C
 -------------     --------------        ------------             ------


                 Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

                                       2

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Item 7.  Voting securities of the trustee owned by underwriters or their officials.

                  Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter.

   Col. A             Col. B               Col. C                 Col. D

                                                               Percentage of
                                                             voting securities
                                                              represented by
                                         Amount owned         amount given in
 Name of owner     Title of class        beneficially             Col. C
 -------------     --------------        ------------             ------


                  Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 8.  Securities of the obligor owned or held by the trustee.

                  Furnish the following information as to the securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee.

    Col. A             Col. B                 Col. C               Col. D

                                           Amount owned
                    Whether the        beneficially or held   Percent of class
               securities are voting  as collateral security   represented by
                   or nonvoting         for obligations in     amount given in
Title of class      securities               default               Col. C
--------------      ----------               -------               ------

                  Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

                                       3

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Item 9.    Securities of underwriters owned or held by the trustee.

           If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.

      Col. A          Col. B               Col. C                  Col. D

                                        Amount owned
                                    beneficially or held      Percent of class
  Name of issuer                   as collateral security      represented by
       and            Amount         for obligations in       amount given in
  Title of class    outstanding      default by trustee            Col. C
  --------------    -----------      ------------------            ------

      Not applicable by virtue of Form T-1 General Instruction B and response to
Item 13.

Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

           If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10% or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

      Col. A          Col. B               Col. C                  Col. D

                                        Amount owned
                                    beneficially or held      Percent of class
  Name of issuer                   as collateral security      represented by
       and            Amount         for obligations in       amount given in
  Title of class    outstanding      default by trustee            Col. C
  --------------    -----------      ------------------            ------

           Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

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Item 11.   Ownership or holdings by the trustee of any securities of a person owning 50% or more of the voting securities of the obligor.

           If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50% or more of the voting securities of the obligor, furnish the following information as to each class of securities or such person any of which are so owned or held by the trustee.

      Col. A          Col. B               Col. C                 Col. D

                                        Amount owned
                                    beneficially or held      Percent of class
  Name of issuer                   as collateral security      represented by
       and            Amount         for obligations in       amount given in
  Title of class    outstanding      default by trustee           Col. C
  --------------    -----------      ------------------           ------


     Not applicable by virtue of Form T-1 General Instruction B and response to
Item 13.

Item 12.   Indebtedness of the Obligor to the Trustee.

           Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

             Col. A                Col. B                  Col. C

            Nature of              Amount
          Indebtedness           Outstanding              Date Due
          ------------           -----------              --------


     Not applicable by virtue of Form T-1 General Instruction B and response to
Item 13.

Item 13.   Defaults by the Obligor.

      (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

      There is not, nor has there been, a default with respect to the securities under this indenture. (See Note on Page 7.)

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Item 13.   (Continued)

      (b) If the trustee is a trustee under another indenture under which any securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

      There has not been a default under any such indenture or series. (See Note on Page 7.)

Item 14.   Affiliations with the Underwriters.

           If any underwriter is an affiliate of the trustee, describe each such affiliation.

      Not applicable by virtue of Form T-1 General Instruction B and response to
Item 13.

Item 15.   Foreign Trustee.

           Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

           Not applicable.

Item 16.   List of Exhibits.

           List below all exhibits filed as part of this statement of eligibility.

           1. A copy of the Restated Organization Certificate of the Trustee and the Certificate of Amendment dated November 9, 2001 (See Exhibit 1 filled in connection with Registration Statement No. 333-73746, which is incorporated by reference).

           2. A copy of the Certificate of Authority of the Trustee to Commence Business (See Exhibit 2 to Form T-1 filled in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

           3. The authorization of the Trustee to exercise corporate trust powers is contained in the documents identified above as Exhibits 1 and 2.

           4. A copy of the existing By-Laws of the Trustee (See Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-73746, which is incorporated by reference).

           5.  Not applicable.


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           6.  The consent of the Trustee required by Section 321(b) of the Act
(See Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

           7. A copy of the latest Report of Condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority (See the Report of Condition for the third quarter 2001 which is attached hereto).

           8.  Not applicable.

           9.  Not applicable.

                                      NOTE

           Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Items 2 and 13, the answers to said Items are based on incomplete information. Such Items may, however, be considered as correct unless amended by an amendment to this Form T-1.

                    [Remainder of page intentionally blank.]

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                                    SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto authorized, all in the City of Houston, and State of Texas, on the 14 day of December, 2001.

                         JPMORGAN CHASE BANK, as Trustee

                                        By: /s/ Letha R. Glover
                                            ------------------------------------
                                                Letha R. Glover
                                                Vice President and Trust Officer

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                              Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                 at the close of business September 30, 2001, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                  Dollar Amounts
                     ASSETS                                        in Millions

Cash and balances due from depository institutions:
     Noninterest-bearing balances and
     currency and coin .........................................      $ 20,204
     Interest-bearing balances .................................        34,014
Securities:
Held to maturity securities ....................................           462
Available for sale securities ..................................        58,587
Federal funds sold and securities purchased under
     agreements to resell ......................................        50,374
Loans and lease financing receivables:
     Loans and leases held for sale ............................         1,581
     Loans and leases, net of unearned income ..................      $164,271
     Less: Allowance for loan and lease losses .................         2,468
     Loans and leases, net of unearned income and
     allowance .................................................       161,803
Trading Assets .................................................        60,294
Premises and fixed assets (including capitalized leases) .......         4,604
Other real estate owned ........................................            43
Investments in unconsolidated subsidiaries and
     associated companies ......................................           365
Customers' liability to this bank on acceptances
     outstanding ...............................................           295
Intangible assets
     Goodwill ..................................................         1,686
     Other Intangible assets ...................................         3,549
Other assets ...................................................        36,940
                                                                      --------
TOTAL ASSETS ...................................................      $434,801





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                                   LIABILITIES

Deposits
     In domestic offices ............................................  $146,738
     Noninterest-bearing ............................................  $ 64,312
     Interest-bearing ...............................................    82,426
     In foreign offices, Edge and Agreement
     subsidiaries and IBF's .........................................   114,404
     Noninterest-bearing ............................................     7,400
     Interest-bearing ...............................................   107,004

Federal funds purchased and securities sold under agree-
ments to repurchase .................................................    58,982
Trading liabilities .................................................    41,387
Other borrowed money (includes mortgage indebtedness
     and obligations under capitalized leases) ......................    10,439
Bank's liability on acceptances executed and outstanding ............       295
Subordinated notes and debentures ...................................     6,355
Other liabilities ...................................................    31,271
TOTAL LIABILITIES ...................................................   409,871
Minority Interest in consolidated subsidiaries ......................       114

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus .......................         0
Common stock ........................................................     1,211
Surplus  (exclude all surplus related to preferred stock) ...........    12,715
    Retained earnings ...............................................    10,641
    Accumulated other comprehensive income ..........................       249
Other equity capital components .....................................         0
TOTAL EQUITY CAPITAL ................................................    24,818
                                                                       --------
TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL ............  $434,801
                                                                       ========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                      JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in- structions issued by the appropriate Federal regulatory authority and is true and correct.

                                      WILLIAM B. HARRISON,  JR. )
                                      DOUGLAS A. WARNER III     ) DIRECTORS
                                      FRANK A. BENNACK, JR.     )


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